SCOUT FUNDS 6-30-11 NSAR-B
EX-99.77B

REPORT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

To the Shareholders and Board of
Trustees of Scout Funds:

In planning and performing our audits of the financial statements of Scout Stock
Fund, Scout Mid Cap Fund, Scout Small
Cap Fund, Scout TrendStar Small Cap
Fund, Scout International Fund, Scout
International Discovery Fund, Scout Core
Bond Fund, and Scout Core Plus Bond
Fund, the portfolios constituting Scout
Funds (the Trust) as of and for the
year ended June 30, 2011, in accordance
with the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Trusts
internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for
the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling
this responsibility, estimates and
judgments by management are required to
assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
(2) provide reasonable assurance that
transactions are recorded as necessary
to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and directors of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of any
evaluation of effectiveness to future
periods are subject to the risk that
controls may become inadequate because
of changes in conditions or that the
degree of compliance with the policies
or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does
not allow management or employees, in
the normal course of performing their
assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts
internal control over financial
reporting was for the limited purpose
described in the first paragraph and
would not necessarily disclose all
deficiencies in internal control that
might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Trusts internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of June 30, 2011.

This report is intended solely for the
information and use of management and
the Board of Trustees of Scout Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

August 29, 2011